Magnum Hunter Resources, Inc.
                     600 East Las Colinas Blvd., Suite 1200
                              Irving, Texas 75039


                                             February 20, 1998

Oklahoma Oil Company
Mr. Chip Langston
300 Crescent Court, Suite 1170
Dallas, Texas  75201

Gentlemen:

     Reference is made to the letter agreement dated October 13, 1997 (the "Agreement") setting forth the terms of the compensation arrangement between you and Magnum Hunter Resources, Inc. with respect to a possible acquisition of TEL Offshore Trust. Magnum Hunter Resources, Inc. and you hereby agree, effectively immediately, to amend the Agreement to delete paragraph 3 thereof in its entirety.

     If this letter correctly sets forth the understanding between Magnum Hunter Resources, Inc. and you, please so indicate by signing below in the space provided.

                                             Very truly yours,

                                             Magnum Hunter Resources, Inc.


                                                  /s/ Gary C. Evans
                                             By:_____________________________
                                                  Gary C. Evans, President

ACCEPTED AND AGREED:

OKLAHOMA OIL COMPANY


     /s/ Wheeler M. Sears
By:_______________________
     Wheeler M. Sears,
     President

     /s/ Chip Langston
By:_______________________
     Chip Langston